Exhibit 99.1

Everspin Technologies Expands On-Shore MRAM Manufacturing Capacity

Agreement with Microchip Technology supports scalable manufacturing and on-shore long-term supply chain resilience

Chandler, AZ, April 8, 2026 — Everspin Technologies Inc., (NASDAQ: MRAM), the world’s leading developer and manufacturer of persistent Magnetoresistive Random Access Memory (MRAM) solutions, today announced its strategic manufacturing agreement with Microchip Technology to expand production capacity and strengthen long-term supply.

Everspin has entered into an initial 10-year agreement, that can be extended in 2-year increments, with Microchip Technology to augment its onshore manufacturing capacity for MRAM and Tunnel Magnetoresistive (TMR) sensor products. The company will establish a copy exact (plus) MRAM line to manufacture MRAM and TMR sensor products currently produced at its line in Chandler, AZ.

“Everspin is expanding its manufacturing footprint to support the next phase of MRAM adoption, as customers look for both long-term supply stability and higher-density, more capable solutions,” says Sanjeev Aggarwal, President and CEO. “Our partnership with Microchip adds the production scale to support demand while continuing to advance our MRAM roadmap.”

Under the agreement, Everspin will stand up its industry leading magnetic technology and manufacturing process at a Microchip fabrication facility in Oregon. Everspin will retain ownership of the intellectual property and manufacturing process while utilizing Microchip’s foundry services capacity. This expanded capacity will leverage Everspin’s strong balance sheet and partnerships.

“Microchip is pleased to collaborate with Everspin and provide foundry services from its large and expandable manufacturing capacity in our Oregon Fab,” said Michael Finley, Senior Vice President of Microchip’s Fab Operations.

The agreement will provide Everspin and its customers with several strategic benefits:
•Increased wafer capacity to support growth plans
•On-shore second source for MRAM and TMR sensor products
•Continuity of supply lasting well into the next decade
•Additional opportunities for Everspin to continue R&D programs advancing MRAM capabilities for next generation use cases and workloads
•International Traffic in Arms Regulations (ITAR) wafer processing capabilities

Everspin will continue to manufacture MRAM and TMR sensor wafers in its Chandler, AZ facility co-located at NXP. The company plans to leverage its twenty years of MRAM production experience from Everspin’s Chandler operation as a benchmark for process bring up at Microchip ensuring a timely and seamless process installation. Everspin expects the first products to ship from the Everspin-Microchip collaboration in the second half of 2027.

About Everspin Technologies
Everspin Technologies, Inc. is the world’s leading provider of Magnetoresistive RAM (MRAM). Everspin MRAM delivers the industry’s most robust, highest performance non-volatile memory for industrial, data center, automotive, aerospace and other mission-critical applications where data persistence is essential. Headquartered in Chandler, Arizona, Everspin provides commercially available MRAM solutions to a large and diverse customer base. For more information, visit www.everspin.com. NASDAQ: MRAM.

This press release contains forward-looking statements regarding future events or results. Forward-looking statements are identified by words such as “will,” “expects” or similar expressions and include, but are not limited to, statements regarding Everspin’s anticipated business plans and business strategy. These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements, including, without limitation, the risks set forth under the caption “Risk Factors” in Everspin’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 5, 2026, as well as in Everspin’s subsequent filings with the SEC. Any forward-looking statements made by Everspin in this press release speak only as of the date on which they are made, and subsequent events may cause these expectations to change. Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

Media Relations:
Stephanie Quinn
Bodewell Group
T: 480-316-8370
squinn@bodewellgroup.com

Investor Relations:
Monica Gould
The Blueshirt Group
T: 212-871-3927
ir@everspin.com